ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 20th day of November, 2006, by and among WEST TEXAS ROYALTIES, INC., a Texas corporation ("Seller" or "West Texas"), and PLATINA ENERGY GROUP, INC., a Delaware corporation ("Purchaser").

			EXPLANATORY STATEMENT

A.	As part of its business, Seller owns the assets as described in
	Section 1.1 below (the "Assets").

B.	Purchaser desires to purchase and Seller desires to sell and transfer
	to Purchaser, all rights, title and interest in and to all the Assets.

NOW, THEREFORE, for and in consideration of the Explanatory Statement that shall be deemed a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree, represent and warrant as follows:

1.	Purchase and Sale of Assets.

1.1.	Assets. Purchaser agrees to purchase from Seller, and Seller agrees to
	sell, transfer and assign to Purchaser free and clear of any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts, except as set forth herein, all of the Assets, as set forth in Schedule 1.1 which will consist of (i) a seventy five percent (75%) working interest in leases and options to lease, oil and gas properties comprised of approximately 20,000 gross acres (more or less) located in the Palo Doro Basin, Texas, and (ii) a seventy five percent (75%) working interest in oil and gas leases on 372 acres (more or less) comprised of approximately 21 wells located in Young County, Texas. Seller shall retain a 25% Working Interest in the assets that are to be transferred pursuant to schedule 1.2. Buyer will be designated the operator of the properties, pursuant to the terms of a Joint Operating Agreement. The exact ownership percentage being conveyed and the form of the Joint Operating Agreement will be determined five (5) business days prior to closing (the "Assets").

1.2.	Purchase Price for Assets. The purchase price for the Young County Assets
	is Twenty Five Thousand (25,000) shares (the "Shares") of the Purchaser's
	Series B Preferred Stock (the "Purchase Price") to be issued and delivered
	to Seller at Closing as defined below. Seller will receive a portion of the
	lease bonus when the Options to lease are exercised (as previously agreed
	by seller and the Optionor by separate agreement).

1.3.	Inspection. Purchaser or its designee shall have the right to enter upon
	and inspect the Assets and all documents relating in any manner to the Assets at Purchaser's expense.

2.	Liabilities of Seller. Purchaser has not and shall not assume any debts,
	liabilities and obligations of Seller and the Seller shall be and remain solely liable and responsible for all debts, obligations, duties, and liabilities of the Seller and shall indemnify and hold Purchaser harmless therefrom.

3.	Creditor Matters. The transactions reflected by this Agreement are
	intended by the parties to be a contemporaneous exchange between the Seller
	and the Purchaser accomplished at Closing. The transactions reflected in
	this Agreement represent a regularly conducted, noncollusive sale, and have
	been negotiated by the parties in an arm's length manner with due regard for
	the respective obligations of the parties and value of the Assets transferred.

4.	Brokerage Commissions. Each party hereto represents to the other parties
	that it, he or she, as applicable, has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions reflected hereby.

5.	Representations and Warranties.

5.1.	Representations and Warranties of Seller. The Seller represents and
	warrants to the Purchaser as of the date hereof and as of the Closing on the
	Closing Date that:

5.1.1.	Due Organization; Good Standing, Authority of Seller. The Seller is a
	corporation duly organized, validly existing and in good standing under
	the laws of the State of Texas. The Seller has full right, corporate power
	and authority to own, lease, operate and sell, transfer and convey any or all
	of its properties and assets, and to carry on its business. The Seller is
	duly licensed, qualified and authorized to do business in each jurisdiction
	in which the properties and assets owned by it or the nature of the business
	conducted by it make such licensing, qualification and authorization legally
	unnecessary. The Seller is not in breach or violation of, and the execution,
	delivery and performance of this Agreement will not result in a breach or
	violation of, any of the provisions of the Seller's Articles of Organization
	amended to the date of this Agreement (the "Articles") or bylaws, as amended
	to the date of this Agreement (the "Bylaws") or any valid contracts or lawful
	agreements to which the Seller is a party. No actions, proceedings or
	transactions have been commenced or undertaken by the Seller which (i) give
	or would give rights to any person or entity, other than the Purchaser, in
	any of the Assets or (ii) interfere with the consummation of the transactions
	contemplated by this Agreement.

5.1.2.	Authorization and Validity of Agreements.  The Seller has the legal
	capacity, right, power and authority to enter into this Agreement.  The
	Seller has the full right, power and authority to execute, acknowledge,
	seal and deliver this Agreement and to perform the transactions contemplated
	by this Agreement. The execution, acknowledgment, sealing and delivery of
	this Agreement by the Seller and the performance by the Seller of the
	transactions contemplated hereby have been duly and validly authorized by
	all necessary corporate action. This Agreement has been duly executed,
	acknowledged and delivered by the Seller and is the legal, valid and binding
	obligation of Seller, enforceable against the Seller in accordance with its
	terms.

5.1.3.	Agreement Not in Conflict with Other Instruments; Required Approvals
	Obtained. The execution, acknowledgment, sealing, delivery, and performance
	of this Agreement by the Seller, and the consummation of the transactions
	reflected by this Agreement will not (a) violate or require any consent,
	approval, or filing under, (i) any common law, law, statute, ordinance, rule
	or regulation (collectively referred to throughout this Agreement as "Laws")
	of any federal, state or local government (collectively referred to
	throughout this Agreement as "Governments") or any agency, bureau,
	commission, instrumentality or judicial body of any Governments (collectively
	referred to throughout this Agreement as "Governmental Agencies"), or (ii)
	any judgment, injunction, order, writ or decree of any court, arbitrator,
	Government or Governmental Agency by which the Seller, any of the Purchased
	Assets or any of the Seller and Seller's Shareholders are bound; (b) conflict
	with, require any consent, approval, or filing under, result in the breach
	or termination of any provision of, constitute a default under, or result in
	the creation of any claim, security interest, lien, charge, or encumbrance
	upon any of the Assets pursuant to, (i) the Seller's Articles or Bylaws,
	(ii) any indenture, mortgage, deed of trust, license, permit, approval,
	consent, franchise, lease, contract or other instrument, document or
	agreement to which the Seller is a party or by which the Seller or any of
	the Assets is bound, or (iii) any judgment, injunction, order, writ or decree
	of any court, arbitrator, Government or Governmental Agency by which the
	Seller or any of the Assets is bound; and all permits, licenses and
	authorizations of any Government or Governmental Agency required to be
	obtained prior to the Closing  have been obtained and were in full force
	and effect as of the Closing Date.

5.1.4.	Conduct of Business in Compliance with Regulatory and Contractual
	Requirements. The Seller has conducted its business in compliance with all
	applicable Laws of the Government and Governmental Agencies and in compliance
	with all restrictions, covenants, agreements, contracts, commitments,
	understandings and arrangements applicable with respect thereto.

5.1.5.	Legal Proceedings. There is no action, suit, proceeding, claim or
	arbitration, or any investigation by any person or entity, including, but not
	limited to, any Government or Government Agency, (i) pending, to which the
	Seller is a party, or (ii) challenging the Seller's right to execute,
	acknowledge, deliver, perform under or consummate the transactions reflected
	by this Agreement, or (iii) asserting any right with respect to any of the
	Assets, and, in each such case, there is no known basis for any such action,
	suit, proceeding, claim, arbitration or investigation.

5.1.6.	Tax Matters. The Seller is not a party to, and is not aware of, any
	pending or threatened action, suit, proceeding, or assessment against it for
	the collection of taxes by any Government or Governmental Agency. The Seller
	has duly and timely filed with all appropriate Governments and Governmental
	Agencies, all tax returns, information returns, and reports required to be
	filed by the Seller.  The Seller has paid in full all taxes, interest,
	penalties, assessments and deficiencies owed by the Seller to all taxing
	authorities. All taxes and other assessments and levies which the Seller is
	required by applicable Law to withhold or to collect have been duly withheld
	and collected and have been paid over to the proper Governments and
	Governmental Agencies or are properly held by the Seller for such payment.
	All claims by the IRS or any state taxing authorities for taxes due and
	payable by the Seller have been paid for the liabilities for unpaid taxes
	(whether or not disputed). The Seller is not a party to, and is not aware of,
	any pending or threatened action, suit, proceeding, or assessment against it
	for the collection of taxes by any Government or Governmental Agency.

5.1.7.	Title of Assets. The Seller currently and as of the Closing Date has
	and will have, and Purchaser will acquire at Closing, sole and exclusive,
	good and marketable title by an through seller, but not otherwise to all of
	the Assets free and clear of any and all pledges, claims, threats, liens,
	restrictions, leases, security interests, charges and encumbrances, except
	as disclosed on Schedule 1.2 attached hereto and made a part hereof. Except
	as set forth below, the Seller does not have any knowledge of any past,
	present or future condition, state of facts or circumstances which has
	affected or which might affect adversely the Purchaser's full use of the
	Assets except as set forth in this Agreement. Purchaser discloses that some
	of the Young County leases, the subject matter of this conveyance, have been
	produced only intermittently over the past year. Assignor will not warrant
	or defend those oil and gas leases; however, Assignor has received no demands
	of any kind from the Lessor. Seller will deliver the property free and clear
	of all liens, encumbrances.

5.1.8.	Full Disclosure. This Agreement (including the Schedules and Exhibits
	hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to the Seller which is not disclosed in this Agreement which does or may materially adversely affect the accuracy of the representations and warranties contained in this Agreement.

5.1.9.	Disclaimer of Fraudulent Intent. The transactions described in this
	Agreement have been undertaken by Seller in good faith, considering
	its obligations to any person or entity to whom the Seller owes a right
	to payment, whether or not the right is reduced to judgment, liquidated,
	unliquidated, fixed, contingent, matured, unmatured, claims (persons or
	entities holding such claims are called "Creditors" under this section),
	and have undertaken these transactions without any intent to hinder,
	delay or defraud any such Creditors, and either have disclosed in the
	ordinary course of business or will undertake to disclose to all such
	Creditors the existence of this transaction, and has not and will not
	conceal this transaction or the proceeds of this transaction from any
	such Creditors. Seller further represents and warrants that: (i) the Seller
	has not been sued or threatened with suit by any Creditor prior to the
	execution of this Agreement; (ii) the Seller has not removed or concealed
	any assets from any Creditors; (iii) the Seller has not incurred any
	individual or aggregate debt that is significantly greater than the normal
	and customary debts of the Seller in the ordinary course of business; and
	(iv) the Seller believes in good faith that Seller will receive
	consideration reasonably equivalent to the value of the assets transferred
	under this Agreement.

5.1.10.	Representations as to Solvency. Seller is solvent in that the fair
	value of its assets exceeds its liabilities and it is able to pay its lawful debts and obligations as they mature.

5.1.11.	Restricted Securities. Seller acknowledges that all of the shares of
	Series B Preferred Stock to be issued by Purchaser as the Purchase
	Price in accordance with Section 1.2 above will be restricted securities
	and none of such securities may be sold or publicly traded except in
	accordance with the provisions of the Securities Act of 1933, as amended
	(the "Securities Act") and that a standard Rule 144 legend restricting the
	transfer and sale of the shares will placed on all certificates representing
	such shares.

5.2.	Representations and Warranties of the Purchaser. The Purchaser represents
	and warrants to the Seller, as of the date hereof and as of the Closing on the Closing Date that:

5.2.1.	Due Organization; Good Standing; Power. Purchaser is a corporation duly
	incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Purchaser has full right, power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

5.2.2.	Authorization and Validity of Documents. The execution, delivery and
	performance by the Purchaser of this Agreement and the transactions reflected hereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed, acknowledged, and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser when executed and delivered, will be legal, valid and binding obligations of the Purchaser, each enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

5.2.3.	Capitalization. As of the date hereof, Purchaser's authorized
	capitalization consists of 100,000,000 shares of Purchaser's $.001 par
	value common stock ("Common Stock"), 70,000 shares of Purchaser's $.001
	par value series A preferred stock ("Series A Preferred Stock"), 100,000
	shares of Purchaser's $.001 par value series B preferred stock
	("Series B Preferred Stock") and 10,000 shares of Purchaser's $.001 par
	value series C preferred stock ("Series C Preferred Stock") of which
	18,830,031 shares of Common Stock and 42,500 shares of Series B Preferred
	Stock and 3,600 shares of Series C Preferred Stock are currently issued
	and outstanding. The Shares issued to the Seller pursuant to Section 1.3
	of this Agreement have been duly authorized and when issued will be validly
	issued, fully paid and nonassessable.

5.2.4	SEC Filings. Purchaser has timely filed all forms, reports and documents
	required to be filed with the U.S. Securities and Exchange Commission ("SEC").

5.2.5.	Tax Matters. The Purchaser is not a party to, and is not aware of, any
	pending or threatened action, suit, proceeding, or assessment against it for
	the collection of taxes by any Government or Governmental Agency. The
	Purchaser has duly and timely filed with all appropriate Governments and
	Governmental Agencies, all tax returns, information returns, and reports
	required to be filed by the Seller. The Purchaser has paid in full all
	taxes, interest, penalties, assessments and deficiencies owed by the Seller
	to all taxing authorities. All taxes and other assessments and levies which
	the Purchaser is required by applicable Law to withhold or to collect have
	been duly withheld and collected and have been paid over to the proper
	Governments and Governmental Agencies or are properly held by the Purchaser
	for such payment. All claims by the IRS or any state taxing authorities for
	taxes due and payable by the Purchaser have been paid for the liabilities
	for unpaid taxes (whether or not disputed). The Purchaser is not a party
	to, and is not aware of, any pending or threatened action, suit, proceeding,
	or assessment against it for the collection of taxes by any Government or
	Governmental Agency.

6.	Particular Covenants.

6.1.	Affirmative Covenant of Seller. The Seller covenants, promises and agrees
	to:

6.1.1.	Fully perform and comply with all covenants, promises and agreements
	hereunder which are required to be performed or complied with by the Seller.

6.1.2.	Exert its best efforts to prevent the occurrence of any event which
	could result in any of Seller's representations and warranties contained
	in this Agreement not being true and correct at or as of the time immediately
	after the occurrence of such event, and the shall promptly notify the
	Purchaser of the occurrence of any event or the discovery of any fact which
	would cause any of their covenants, promises and agreements to be breached or
	violated of any of their representations and warranties to become not true
	and correct.

6.2.	Affirmative Covenant of Purchaser. The Purchaser covenants, promises and
	agrees to:

6.2.1.	Fully perform and comply with all covenants, promises and agreements
	hereunder which are required to be performed or complied with by the Purchaser.

6.2.2.	Exert its best efforts to prevent the occurrence of any event which
	could result in any of Purchaser's representations and warranties contained in this Agreement not being true and correct at or as of the time immediately after the occurrence of such event, and the shall promptly notify the Seller of the occurrence of any event or the discovery of any fact which would cause any of their covenants, promises and agreements to be breached or violated of any of their representations and warranties to become not true and correct.

6.3.	Furnishing of Certain Information. If requested by Purchaser in
	conjunction with Securities Filings as defined below, the Seller (i) shall
	make, or cause to be made, available to Purchaser true, correct and
	complete copies of Seller's historical audited and interim financial
	statements for any periods prior to the Closing Date and such other
	information concerning Seller as Purchaser may request; (ii) shall permit
	Purchaser's independent public accountants to have access to the books and
	records of Seller so that any unaudited historical financial statements and
	other financial information of Seller and its subsidiaries, if any, can be
	reviewed or audited and (iii) shall permit such financial statements and
	other information concerning Seller to be disclosed in any public filing by
	Purchaser under or pursuant to the Securities Act or the Securities Exchange
	Act of 1933, as amended ("Securities Filings").  In addition, if requested by
	Purchaser in conjunction with Securities Filings, the Seller shall use its
	best efforts to cause Seller's independent public accountants to provide such
	information and assistance, including the execution and delivery of opinions
	and consents with respect to Seller's historical financial statements, as may
	be required by Purchaser for inclusion in any such Securities Filings.

7.	Closing. The closing of the transactions reflected herein shall be
	completed at the closing (referenced to throughout this Agreement as the "Closing") which shall occur at the law offices of Michael J. Tauger, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111, at 10:00 a.m., Mountain Standard Time, on or before November 30, 2006. At Closing, the following will occur:

7.1.	Seller, Officer Certificates. Seller shall provide the Purchaser with
	certificates as follows:

7.1.1.	A certificate signed by the President or Chief Financial Officer of
	Seller, and dated as of the Closing Date and the date of this Agreement,
	certifying that (i) all representations and warranties of the Seller were
	true and correct in all material respects when made and all representations
	and warranties of the Seller made in Section 6.1 remain true and correct in
	all respects; (ii) all of the respective covenants, agreements, obligations
	and conditions of the Seller required to have been performed as of or prior
	to the Closing have been fully performed and complied with in all material
	respects; and (iii) all of the conditions to Purchaser's obligations under
	this Agreement required to be satisfied by the Seller by the Closing Date
	were satisfied and fulfilled;

7.1.2	A certificate signed by the Secretary of the Seller, and dated as of the
	Closing Date and the date of this Agreement, as to the incumbency of each officer of Seller executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate duly adopted by Seller's Board of Directors authorizing the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations reflected in this Agreement.

8.	Indemnification.

8.1.	Indemnification by Seller. The Seller shall defend, indemnify and hold
	harmless the Purchaser, its officers, directors, stockholders, agents, servants and employees and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

8.1.1.	Any misrepresentation or breach by the Seller of any representation or
	warranty contained in this Agreement.

8.1.2.	Any non-performance, failure to comply or breach by Seller of any
	covenant, promise or agreement of the Seller contained in this Agreement
	except for those that Purchaser has specifically agreed to perform on behalf
	of the Seller as further set forth in this Agreement.

8.1.3.	Any debts, obligations, duties and liabilities of the Seller.

8.2.	Indemnification by Purchaser. Purchaser shall defend, indemnify and hold
	harmless the Seller, its officers, directors, stockholders, agents, servants
	and employees, and their respective heirs, personal and legal
	representatives, guardians, successors and assigns, from and against any and
	all claims, threats, liabilities, taxes, interest, fines, penalties, suits,
	actions, proceedings, demands, damages, losses, costs and expenses (including
	attorneys' and experts' fees and court costs) of every kind and nature
	arising out of, resulting from, or in connection with:

8.2.1.	Any misrepresentations, omission, or breach by Purchaser of any
	representation or warranty contained in this Agreement.

8.2.2.	Any non-performance, failure to comply or breach by the Purchaser of
	any covenant, promise or agreement of the Purchaser contained in this Agreement.

9.	Contingency. The transactions contemplated by this Agreement are
	specifically contingent upon Platina providing a minimum of $800,000 to fund the purchase of the oil and gas leases comprising the Assets being purchased and if the foregoing does not occur prior to March 15, 2007; the transactions hereunder shall be reversed at the option of the Seller.

10.	Miscellaneous.

10.1.	Survival of Representations, Warranties and Agreements. All of the
	representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement) shall survive the execution, acknowledgment and delivery of this Agreement and the consummation of the transactions reflected hereby.

10.2.	Notices. All notices, requests, demands, consents, and other
	communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or
	(b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

(i)	If to Seller, to:
	West Texas Royalties, Inc.
	1830 CR130
	Plainview, TX 79072
	Attn: John Browning, President

With a copy to:

	Brent Hamilton
	LaFont, Tunnell, Formby, LaFont & Hamilton, L.L.P.
	701 Broadway
	Plainview, TX 79072

(ii)	If to the Purchaser, to:
	Platina Energy Group, Inc.
	1807 Capital Ave
	Suite 101i Cheyenne 82001
	Attn: Blair Merriam, President

With a copy to:

	Law Offices of Michael J. Tauger
	5445 DTC Parkway, Suite 520
	Englewood, CO 80111

or to such other address of which written notice in accordance with this
Section 10.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 10.2 and shall be deemed received when given in such manner.

10.3.	Entire Agreement. This Agreement (including the Schedules and Exhibits
	hereto) constitutes the full, entire and integrated agreement between
	the parties hereto with respect to the subject matter hereof, and supercedes
	all prior negotiations, correspondence, understandings and agreements among
	the parties hereto respecting the subject matter hereof.

10.4.	Assignability. This Agreement shall not be assignable by any party
	hereto without the prior written consent of the other parties hereto.

10.5.	Binding Effect; Benefit. This Agreement shall inure to the benefit of
	and be binding upon the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

10.6.	Severability. Any provision of this Agreement which is held by a court
	of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

10.7.	Amendment; Waiver. No provision of this Agreement may be amended, waived
	or otherwise modified without the prior written consent of all of the
	parties hereto. No action taken pursuant to this Agreement, including
	any investigation by or on behalf of any party, shall be deemed to
	constitute a waiver by the party taking such action of compliance with any
	representation, warranty, covenant or agreement herein contained. The waiver
	by any party hereto of a breach of any provision or condition contained in
	this Agreement shall not operate or be construed as a waiver of any
	subsequent breach or of any other conditions hereof.

10.8.	Section Headings. The section and other headings contained in this
	Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.9.	Counterparts. This Agreement may be executed in any number of
	counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

10.10.	Applicable Law; Jurisdiction and Venue; Service of Process. This
	Agreement was made in the State of Texas, and shall be governed by, construed, interpreted and enforced in exclusive accordance with the
	laws of the State of Texas. Any suits, proceedings or other actions relating to, arising out of or in connection with this Agreement shall
	be submitted to the in personam jurisdiction of the courts of the State
	of Texas and venue for all such suits, proceedings and other actions
	shall be in the County of Hale, Texas. The Seller, each of the 	Seller's
	Shareholders and the Purchaser hereby waive any claim against or objection to in personam jurisdiction and venue in the courts of the County of Hale, Texas.

10.11.	Legal Expenses. If any legal action is commenced to enforce any
	provision of this Agreement, the prevailing party in such legal action shall be entitled to receive, in addition to any damages or other legal remedy, his, her or its legal costs including but not limited to legal fees, court costs and expert fees, incurred in such action.

10.12.	Remedies. The parties hereto acknowledge that in the event of a breach
	of this Agreement, any claim for monetary damages hereunder may not
	constitute an adequate remedy, and that it may therefore be necessary for
	the protection of the parties and to carry out the terms of this Agreement
	to apply for the specific performance of the provisions hereof. It is
	accordingly hereby agreed by all parties that no objection to the form of
	the action or the relief prayed for in any proceeding for specific
	performance of this Agreement shall be raised by any party, in order that
	such relief may be expeditiously obtained by an aggrieved party. All parties
	may proceed to protect and enforce their rights hereunder by a suit in
	equity, transaction at law or other appropriate proceeding, whether for
	specific performance or for an injunction against a violation of the terms
	hereof or in aid of the exercise of any right, power or remedy granted
	hereunder or by law, equity or statute or otherwise. No course of dealing
	and no delay on the part of any party hereto in exercising any right,
	power or remedy shall operate as a waiver thereof or otherwise prejudice
	its rights, powers or remedies, and no right, power or remedy conferred
	hereby shall be exclusive of any other right, power or remedy referred to
	herein or now or hereafter available by law, in equity, by statute or
	otherwise.

10.13.	Further Assurances. Each party agrees to execute, acknowledge and
	deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the other party may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

10.14.	Use of Genders. Whenever used in this Agreement, the singular shall
	include the plural and vice versa, and the use of any gender shall include all genders and the neuter.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.

PURCHASER:					SELLER:

PLATINA ENERGY GROUP, INC.,			WEST TEXAS ROYALTIES, INC.,
a Delaware corporation				a Texas corporation


By:						By:
Blair Merriam, President			John Browning, President

SCHEDULE 1.1
TO ASSET PURCHASE AGREEMENT

ASSETS